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                                                                   Exhibit 10.22

                            SYMBOL TECHNOLOGIES, INC.
              2002 EXECUTIVE STOCK OWNERSHIP AND RETENTION PROGRAM
                            (AS OF DECEMBER 16, 2002)

1. PURPOSE. The purpose of the Symbol Technologies, Inc. (the "Company") 2002 Executive Stock Ownership and Retention Program (the "Program") is to foster the long-term interests of the Company's shareholders by requiring its Executive Officers (as that term is defined under SEC regulations) to maintain an equity interest in the Company. For purposes of this Program, the holdings of any Executive Officer shall include any options originally issued to the Executive Officer and subsequently transferred by him/her to any permitted transferee, provided however, that such transferee agrees to also be bound by the provisions of this Program as if it were an Executive Officer and that any shares of common stock acquired by such transferee upon the exercise of any such options shall also be treated as Restricted Stock (as hereinafter defined) if required under the provisions of this Program.

2. PARTICIPATION. Participation in the Program shall be limited to Executive Officers of the Company only so long as the participant is deemed to be an Executive Officer. The General Counsel of the Company shall, in good faith, determine which individuals constitute Executive Officers for the purpose of complying with the Program. His determination shall be binding on all participants. At any time, a participant may request a formal determination from the General Counsel that his position with the Company has changed so that he is no longer an Executive Officer. Executive Officers must agree to participate in the Program to be eligible to receive option awards after May 6, 2002.

3. OVERSIGHT. The Compensation/Stock Option Committee of the Board of Directors (the "Committee") shall have oversight of the Program. The Committee has established target levels of equity for each Executive Officer of the Company. The Committee retains the authority to waive any of the requirements of the Program for any individual participant in compliance with the hardship waiver guidelines set forth herein. Without prior permission of the Committee, unless and until an Executive Officer has attained specific minimum requirements there will exist significant limitations on the Executive Officer's freedom to reduce his equity position.

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4.  EQUITY INTEREST AND STOCK OWNERSHIP REQUIREMENTS

     (A) EQUITY INTEREST REQUIREMENT. An Executive Officer may not exercise vested options unless the Executive Officer either (i) retains all shares acquired upon the exercise of the option (net of shares used to pay for the exercise price and taxes resulting from any exercise), or
         (ii) meets and will continue to meet the Equity Interest Requirement described below after the exercise and sale of shares acquired upon exercise.

         The Equity Interest Requirement - The combined value of the Company's Common Stock and vested options held by the Executive Officer, each valued at the then market price of the Company's Common Stock, must be equal to or greater than a designated multiple of target cash compensation (annual base salary plus target bonus) ("TCC") as indicated in the chart below.

     (B) STOCK OWNERSHIP REQUIREMENT. If the Equity Interest Requirement is satisfied, then an Executive Officer may exercise vested options within strict limits. At least 50% of the net after tax proceeds obtainable upon the exercise of any option must be retained in the form of Restricted Stock (as hereinafter defined) of the Company's Common Stock unless and until the Executive Officer then owns Restricted Stock of the Company having a market value equal to a specified multiple of his base salary as indicated in the chart below. If the Executive meets the Stock Ownership Requirement, but due to a change in his compensation (or position) and/or the market price of the Company's Common Stock, he does not continue to meet the requirement, then he will be required to retain, as Restricted Stock, additional shares of Common Stock acquired upon a subsequent exercise of an option. Common Stock acquired from a subsequent option exercise shall become Restricted Stock to the extent then necessary for the Executive Officer to then satisfy the Stock Ownership Requirement.




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
--------------------------------------------------------------------------------------------------
                                           Equity Interest             Stock Ownership
              Position                       Requirement                 Requirement
--------------------------------------------------------------------------------------------------
       Chairman of the Board                 7 times TCC             5 times Base Salary
--------------------------------------------------------------------------------------------------
            CEO and COO                      5 times TCC             3 times Base Salary
--------------------------------------------------------------------------------------------------
Executive and Senior Vice President          3 times TCC             2 times Base Salary
--------------------------------------------------------------------------------------------------
           Vice President                    2 times TCC             1 times Base Salary
--------------------------------------------------------------------------------------------------

5. RESTRICTED STOCK. Effective on May 6, 2002, the date of adoption of the Program (the "Implementation Date"), shares of the Common Stock of the Company which are acquired in an option exercise, and which an Executive Officer must retain to satisfy the Stock Ownership Requirement, shall be designated as Restricted Stock. In addition, all shares of Common Stock of the Company designated as Restricted Stock under the 1995 Stock Ownership and Option Retention Program as of May 5, 2002 must be delivered by the Executive Officer to the Company and become Restricted Stock under the Program. The certificates for the Restricted Stock will bear a restrictive legend stating that the shares cannot be transferred while the holder is an Executive Officer of the Company and without the opinion of the Company's General Counsel. Regardless of changes in the market price of the Company's Common Stock, the Restricted Stock shall continue to be held in escrow by the Company until such time as the Executive Officer is no longer an Executive Officer of the Company (unless the Committee grants a Hardship Waiver to the Executive Officer).

6. ELECTION TO DISCONTINUE PARTICIPATION; FORFEITURE. An Executive Officer may elect to discontinue participation in the Program. "Opting out" of the Program shall result in the immediate forfeiture of the Executive Officer's rights to 1) all Restricted Stock held in escrow by the Company for the Executive Officer; and 2) all options awarded to the Executive Officer after the date on which the individual became an Executive Officer.

7. HARDSHIP WAIVER. In the event an Executive Officer suffers a serious financial hardship (a "Hardship"), the Committee may waive such portion of the Equity Interest Requirement and/or the Stock Ownership Requirement it feels appropriate to meet such need if the Hardship is a result of one of the following conditions:

     (a) Substantial expenses caused by an accident or illness involving the Executive Officer, a member of the



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         Executive Officer's immediate family or household, or another dependent;

     (b) The need to prevent an eviction or mortgage foreclosure on the principal residence of the Executive Officer; or

     (c) Any other immediate and substantial financial need that the Committee may designate.

8.  EXEMPT STOCK.  Shares of Common Stock which are:

     (a) not acquired in an option exercise, or

     (b) acquired prior to the Implementation Date, except those shares previously designated as Restricted Stock acquired for the purpose of complying with the previous program, or

     (c) acquired after the Implementation Date but not designated as Restricted Stock because the Executive Officer fully satisfied the Stock Ownership Requirement on the exercise date, or

     (d) acquired upon the exercise of an option granted in connection with an Executive Officer's initial hiring, or

     (e) acquired upon the exercise of an option and/or options awarded in connection with the promotion of an individual to the position of Executive Officer as well as any options awarded to such person prior to such promotion shall not be Restricted Stock and shall not be subject to the restrictions on transferability imposed hereunder.

9. NON-COMPETE. Each Executive Officer must execute the agreement in the form of Exhibit A. Violation of the non-compete provisions of the agreement shall result in a forfeiture of all of the Executive Officer's interest in any Restricted Stock held by the Company.